UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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PUMA BIOTECHNOLOGY, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 4, 2014

Fellow Stockholder:

The annual meeting of stockholders of Puma Biotechnology, Inc. will be held on Tuesday, June 10, 2014, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, CA 90049.

Stockholder concerns have been raised with respect to one of the proposals we included in our definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2014 (the “Proxy Statement”). The purpose of this letter is to alert you that our Board of Directors has determined to modify the proposal to resolve these stockholder concerns.

We are modifying our proposal to amend the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”), which would increase the number of shares of common stock reserved for issuance thereunder by 3,000,000 shares, to further amend the Plan to require stockholder approval to reprice certain equity awards granted under the Plan. We believe this modification substantially resolves the concerns raised by key stockholders and represents a good corporate governance practice, while maintaining our overall objectives related to the proposal.

Please review the amendment to the Proxy Statement included with this letter for more information regarding the modified proposal and for information about how you can vote or change your vote. If you have not already voted your shares, we urge that you please do so now.

The Board of Directors appreciates and encourages stockholder participation. Thank you for your continued support.

Sincerely,

Alan H. Auerbach Chairman, President, Chief Executive Officer and Secretary

PUMA BIOTECHNOLOGY, INC.

Amendment No. 1 to Proxy Statement

For 2014 Annual Meeting of Stockholders

This Amendment No. 1 (this “Proxy Amendment”), dated June 4, 2014, amends the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) by Puma Biotechnology, Inc., a Delaware corporation (“Puma” or the “Company”), on April 30, 2014 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the annual meeting of stockholders to be held on Tuesday, June 10, 2014, at 1:00 p.m. local time, at the Luxe Sunset Boulevard Hotel, 11461 Sunset Boulevard, Los Angeles, CA 90049 (the “Annual Meeting”).

This Proxy Amendment is being filed with the SEC and is being made available to stockholders on or about June 4, 2014. Only stockholders of record of our common stock as of the close of business on April 17, 2014 are entitled to notice of, and to vote at, the Annual Meeting.

The purpose of this Proxy Amendment is to amend Proposal 3 and to make certain other updates to the Proxy Statement as indicated herein. Except as described in this Proxy Amendment, the information provided in the Proxy Statement continues to apply. To the extent that information in this Proxy Amendment differs from or updates information contained in the Proxy Statement, the information in this Proxy Amendment is more current. The Proxy Statement contains important additional information. This Proxy Amendment should be read in conjunction with the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be Held on June 10, 2014

This Proxy Amendment, the Proxy Statement, the Proxy Card and our 2013 Annual Report, which consists of a letter to stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available on our website at http://investor.pumabiotechnology.com/annual-meeting.

Explanatory Note

This Proxy Amendment pertains to Proposal 3 in the Proxy Statement that the stockholders approve an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”) to increase the number of shares of common stock we are authorized to issue or award under the Plan by 3,000,000 shares. Stockholder concerns have been raised with respect to the Company’s ability to reprice certain equity awards granted under the Plan without stockholder approval. In response to these concerns, on June 4, 2014, the Board approved a revised amendment to the Plan (the “Revised Amendment”) which would require stockholder approval to reprice certain equity awards granted under the Plan (in addition to increasing the number of shares we are authorized to issue or award under the Plan). We believe this modification to the Plan substantially resolves the concerns raised by key stockholders and represents a good corporate governance practice, while maintaining our overall objectives related to the proposal.

If our stockholders approve Proposal 3 in the Proxy Statement, as amended by this Proxy Amendment, the number of shares of common stock authorized for issuance under the Plan will be increased by 3,000,000 shares and stockholder approval will be required to reprice certain equity awards granted under the Plan.

A copy of the Revised Amendment is included as Appendix A to this Proxy Amendment. The Revised Amendment revises, replaces and supersedes the amendment to the Plan that was originally included as Appendix A to the Proxy Statement.

Amendment to Proposal 3

The specific changes to Proposal 3 – Approval of an Amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan, are as set forth below. Except as noted below, Proposal 3 remains unchanged from the Proxy Statement.

•	The first sentence under “Introduction” is amended and restated to read as follows:

“On June 4, 2014, our Board adopted, subject to stockholder approval, an amendment to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”) to increase the number of shares we are authorized to issue or award under the Plan by 3,000,000 shares and to require the plan administrator to obtain stockholder approval before repricing any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the price per share for such award exceeds the fair market value of the underlying shares) (the “Amendment” and together with the Plan, the “Amended Plan”).”

•	The following text is added immediately above the heading “Section 162(m)” under “Introduction”:

“No repricings. If approved, the Amendment will require stockholder approval to reprice any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the price per share for such award exceeds the fair market value of the underlying shares).”

•	The text following the heading “Stockholder Approval” is hereby amended and restated in its entirety as follows:

“If stockholders do not approve the proposal in this Proposal 3, the proposed additional shares will not become available for issuance under the Plan and the Plan will continue to permit repricings without stockholder approval; in addition, we will not make any further grants under the Plan to Section 162(m) covered employees or pay any compensation under the Plan to Section 162(m) covered employees (other than pursuant to awards granted prior to the date of our Annual Meeting). The Plan will, however, remain in effect with respect to individuals other than covered employees and we may continue to grant awards under the Plan to such individuals, subject to the terms and conditions of the Plan. In addition, all previously granted awards will continue to be subject to the Plan, as unamended by the Amendment.”

•	The text following the heading, “Foreign Participants, Transferability, Repricing and Participant Payments,” under the heading “Material Terms of the Amended Plan” is hereby amended and restated in its entirety as follows:

“The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Amended Plan are generally non-transferable prior to vesting and exercisable only by the participant. The Plan currently permits the plan administrator to reduce the applicable price per share of an award, or cancel and replace an award with another award without stockholder approval. If stockholders approve the proposal in this Proposal 3, then the Amended Plan will require stockholder approval to reprice any award of stock options or stock appreciation rights (whether through a reduction of the applicable price per share or the cancellation and substitution of such an award with another award when the price per share for such award exceeds the fair market value of the underlying shares). With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Amended Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.”

•	The text following the heading “Plan Amendment and Termination” is hereby amended and restated in its entirety as follows:

“Our Board may amend or terminate the Amended Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for (i) any amendment that increases the number of shares available under the Amended Plan, and (ii) if stockholders approve this Proposal 3, any amendment that reduces the price per share of any outstanding option or stock appreciation right granted under the Amended Plan or that cancels any stock option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares. After the tenth anniversary of September 15, 2011, no ISOs may be granted; however, the Amended Plan does not have a specified expiration and will otherwise continue in effect until terminated by us.”

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVISED AMENDMENT TO THE 2011 INCENTIVE AWARD PLAN.

Voting or Changing Your Vote

If you have already submitted your vote and you do not now wish to change your vote, no further action is required. Your vote with respect to the original Proposal 3 will be considered to be your vote with respect to the modified Proposal 3 described in this Proxy Amendment. For instance, if you previously voted “FOR” Proposal 3, your vote will be counted as “FOR” the modified Proposal 3 unless you change your vote as described below. If you submitted a proxy, but did not specify a vote with respect to Proposal 3, such proxy will be voted “FOR” Proposal 3.

If you are stockholder of record and have not voted, or wish to change your vote, you may do as follows.

•	You may vote by attending the Annual Meeting and voting in person and we will provide you a ballot when you arrive. Your vote in person at the Annual Meeting will be counted instead of any vote you cast by proxy prior to the Annual Meeting. Presence at the Annual Meeting will not in and of itself be sufficient revoke your prior vote or proxy.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice or on the proxy card you previously received, as applicable. Your most recent vote will be counted.

•	To vote by telephone, call the toll free number that you can find on the Notice or proxy card you previously received, as applicable. Your most recent vote will be counted.

•	To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct. The duly executed proxy that bears the latest date will be counted.

If you are a beneficial stockholder of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions and a voting instruction card from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. If you previously voted and wish to change your vote, follow the instructions provided by your broker, bank or other agent to change your vote. If you wish to vote at the Annual Meeting, you will need to bring with you to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote such shares. Contact your broker or other record holder of the shares for assistance if this applies to you.

The Internet and telephone voting facilities will close at 12:00 noon (CT) on June 9, 2014. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail. If you intend to vote by Internet or telephone and have not done so prior to 12:00 noon (CT) on June 9, 2014, your only alternative will be to attend the Annual Meeting and vote in person.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

If you need assistance in voting or changing your vote over the Internet or completing your proxy card or have questions regarding the Annual Meeting, please contact Investor Relations at (424) 248-6500 or ir@pumabiotechnology.com or write to: Puma Biotechnology, Inc., 10880 Wilshire Boulevard, Suite 2150, Los Angeles, California 90024, Attention: Investor Relations.

By Order of the Board of Directors,

Alan H. Auerbach
Chairman, President, Chief Executive Officer and Secretary

Appendix A

FIRST AMENDMENT TO

PUMA BIOTECHNOLOGY, INC.

2011 INCENTIVE AWARD PLAN

This First Amendment (“First Amendment”) to the Puma Biotechnology, Inc. 2011 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Puma Biotechnology, Inc., a Delaware corporation (the “Company”), effective as of June 4, 2014 (the “Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

A.	The Company currently maintains the Plan.

B.	Pursuant to Section 13.1 of the Plan, (i) the Board has the authority to amend the Plan at any time or from time to time, and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.	The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to (i) increase the Share Limit and (ii) require stockholder approval to reprice certain equity awards granted under the Plan.

AMENDMENT

The Plan is hereby amended as follows, effective as of the Effective Date, subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date:

1. Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to Sections 3.1(b), 13.1 and 13.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be equal to six million five hundred twenty-nine thousand four hundred twelve (6,529,412) Shares (the “Share Limit”), all of which may be issued as Incentive Stock Options.”

2. Section 11.6. Section 11.6 of the Plan is hereby deleted and replaced in its entirety with the following:

“Prohibition on Repricing. Subject to Section 13.2 hereof, the Administrator shall not, without the approval of the stockholders of the Company, (a) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.”

3. Section 13.1. The second sentence of Section 13.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2 hereof, (a) increase the Share Limit, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section 11.6 hereof.”

4. This First Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan, subject to approval by the stockholders of the Company within twelve (12) months of the Effective Date.

5. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

*****

I hereby certify that this First Amendment was duly adopted by the Board of Directors of Puma Biotechnology, Inc. on June 4, 2014.

*****

I hereby certify that this First Amendment was approved by the stockholders of Puma Biotechnology, Inc. on                     , 2014.

Executed on this day of                    , 2014.

Puma Biotechnology, Inc.

By:

Name:	Alan H. Auerbach
Title: President, Chief Executive Officer and Secretary